Exhibit 3.1.27

SCHEDULE 'A'

Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2013

	Number of
	Partnership
Limited Partners	Interests	%

Balitsaris, Peter	58,542	0.0390%
Carr, Claiborn	115,000	0.0766%
Denny, Joseph	260,250	0.1733%
Jill Felix Colton Revocable Trust	—	—%
Jill Felix Colton Revocable Trust (Estate)	—	—%
Fenza, Robert	195,043	0.1299%
Fitzgerald, Ward	14,491	0.0097%
Hagan, Michael	14,491	0.0097%
Hammers, David	244,426	0.1628%
Kiel, Bob	14,491	0.0097%
Kline, Earl	19,128	0.0127%
Lutz, Jim	37,312	0.0248%
Mazzarelli, James	14,491	0.0097%
Messaros, Sharron	7,245	0.0048%
Morrissey, Mary Beth	14,491	0.0097%
Price, Leslie	60,000	0.0400%
Joseph Reichert Estate	—	—%
Marital Trust for Susannah Rouse	460,418	0.3066%
Trust for Congdon Children	85,347	0.0568%
Trust for Hammers Children	95,348	0.0635%
Trust for Mary Rouse	13,621	0.0091%
Trust for Anne Rouse	13,621	0.0091%
Trust for Rouse Younger Children	81,726	0.0544%
Trust for Laurie Hammers	5,506	0.0037%
Weitzmann, Mike	42,312	0.0282%
Liberty Special Purpose Trust	10,574	0.0070%
Thomas, Rebecca	8,076	0.0054%
Trust for J. Ryan Lingerfelt	15,625	0.0104%
Trust for Justin M. Lingerfelt	15,625	0.0104%
Trust for Daniel K. Lingerfelt	15,625	0.0104%
Trust for Catherine E. Lingerfelt	15,625	0.0104%
Lingerfelt, Alan T.	268,750	0.1790%
L. Harold Lingerfelt Exempt Family Trust	73,621	0.0490%
L. Harold Lingerfelt Non-Exempt Family Trust	73,621	0.0490%
L. Harold Lingerfelt Exempt Marital Trust	8,566	0.0057%
L. Harold Lingerfelt Non-Exempt Marital Trust	8,567	0.0057%
David L. Lingerfelt Revocable Trust	30,674	0.0204%

Morris U. Ferguson Family Trust	6,000	0.0040%
Lingerfelt, Carl C.	10,900	0.0073%
Wright, Murray H.	7,500	0.0050%
Robert M. Latimer and Erle Marie Latimer Revocable Trust	12,500	0.0083%
Norman G. Samet Revocable Trust	14,013	0.0093%
Mann, Bernard	14,012	0.0093%
Rouse & Associates Maryland Ptshp	20,000	0.0133%
Helwig, A. Carl	169,737	0.1130%
Sunday, James J.	72,348	0.0482%
Walters, Charles J.	723	0.0005%
Charles J. Walters Irrevocable Trust	100,000	0.0666%
Stanford Baratz Revocable Trust	9,044	0.0060%
F. Greek Logan Properties, LLC	33,682	0.0224%
Virginia Acquisition I, LLC	228,144	0.1519%
David Mandelbaum	228,144	0.1519%
Nathan Mandelbaum	228,144	0.1519%

Preferred Limited Partners

BSSF RP Holdings LLC - Series E		N/A
GSEP 2005 Realty Corp. - Series F		N/A
GSEP 2006 Realty Corp. - Series G		N/A
James Baker - Series I-2		N/A
Del Heil - Series I-2		N/A
Luke V. McCarthy - Series I-2		N/A
Forbes W. Burdette - Series I-2		N/A
Goodman Family Trust Dated 10/29/03 - Series I-2		N/A
Roger J. Roelle - Series I-2		N/A
Debbie Christensen - Series I-2		N/A
Kris Nielsen - Series I-2		N/A
John R. Provine - Series I-2		N/A
Hubbell Realty Corporation - Series I-2		N/A
Jack W. Shoemaker - Series I-2		N/A
Ronald E. Soderling, TTEE - Series I-2		N/A

General Partner

Liberty Property Trust	GP	97.6245%

Total Ownership		100%

General Partner - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.